Exhibit 99.1

FOR IMMEDIATE RELEASE

Alimera Sciences Announces First Quarter 2020 Financial Results and Provides Corporate Update

First Quarter and Recent Company Highlights:

•	Consolidated Net Revenue Up 12% Compared to First Quarter 2019

•	International Net Revenue Up 23% Compared to First Quarter 2019

•	Net Loss of $1.2 Million vs. Net Loss of $2.8 million in First Quarter 2019

•	$1.3 Million Positive Adjusted EBITDA

ATLANTA (April 29, 2020) – Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a leader in the commercialization and development of prescription ophthalmology treatments for the management of retinal diseases, announces financial results for the three months ended March 31, 2020. Alimera will host a conference call on Thursday, April 30, 2020 at 9:00 AM ET to review these financial results and provide an update on corporate developments.

“I want to recognize both our employees who have addressed the challenges of COVID-19 with great energy and dedication and the retina physicians and their staffs around the world who are serving patients during this difficult time. As for the first quarter results, we are pleased to report consolidated revenue of $14.5 million, a 12% gain over the first quarter of last year. We also narrowed our GAAP net loss by 57% while achieving $1.3 million in positive adjusted EBITDA despite the advent of the coronavirus pandemic in the quarter,” said Rick Eiswirth, Alimera’s President and Chief Executive Officer. Mr. Eiswirth continued: “With the onset of COVID-19 in the regions where we operate, our access to physicians, and patients’ willingness to visit physicians, has become limited, especially for diabetic patients who have been advised they are at higher risk for severe illness from COVID-19. With very little in-person access to physicians and hospitals, it has been challenging or impossible for our sales representatives to meet with retina specialists and their staff to educate them about the benefits of ILUVIEN©. These limitations and other effects of COVID-19 had a material adverse impact on our revenues late in the first quarter and in the month of April. We expect these factors to continue to adversely impact our revenue, but the extent and duration of that impact is uncertain at this time. Therefore, we are aggressively managing our non-payroll expenses to mitigate this loss of revenue and retain our personnel to serve physicians when access is restored.”
Mr. Eiswirth further observed, regarding ILUVIEN: “We believe that the COVID-19 experience highlights the benefits of ILUVIEN as a non-acute therapy treating diabetic macular edema and uveitis consistently and continuously for up to three years while reducing the recurrence of these diseases. As more patients begin to return to physician clinics, we expect physicians will need to manage through a significant backlog of patients and will consider reducing the risk of

COVID-19 exposure to patients by adopting a therapy like ILUVIEN that requires fewer office visits than short-acting treatments.”
First Quarter 2020 Financial Results

Consolidated Net Revenue
Consolidated net revenue for Q1 2020 grew 12% to $14.5 million, compared to $12.9 million for Q1 2019.

U.S. net revenue was $7.1 million for Q1 2020, up 4% from $6.8 million during the same period in 2019. End user demand, which represents units purchased by physicians and pharmacies from Alimera’s U.S. distributors, decreased in Q1 2020 to 855 units compared to 973 units in Q1 2019 due to the impact from the COVID-19 virus pandemic late in the first quarter, as well as a temporary shortage in stock in the U.S. in the first quarter. There was no material increase in the stock levels held by the company’s U.S. distributors during the quarter, as sales to distributors only differed from end user demand by approximately 3%.

International net revenue increased 23% to approximately $7.5 million in Q1 2020, compared to approximately $6.1 million for the same period during 2019, driven primarily by growth in our DME business in Alimera’s direct markets as well as the launches of ILUVIEN’s uveitis indication in Germany and the U.K. in the second half of 2019.

Operating Expenses
Total operating expenses for Q1 2020 decreased by $0.3 million or 2% to $12.4 million, compared to $12.7 million during Q1 2019.

Net Loss and Non-GAAP Adjusted EBITDA
For Q1 2020, Alimera reported a net loss of approximately $1.2 million, compared to a net loss of $2.8 million for Q1 2019. “Adjusted EBITDA,” a non-GAAP financial measure defined below, was approximately $1.3 million for Q1 2020, compared to approximately $27,000 for Q1 2019.

Net Loss per Share
Basic and diluted net loss per share for Q1 2020 was $0.24. This compares to basic and diluted net loss per share for Q1 2019 of $0.59.

Cash and Cash Equivalents
On February 24, 2020, Alimera announced that it had drawn down the remaining $2.5 million under the $45 million term loan agreement with its current lenders, investment affiliates managed by Solar Capital Partners, LLC. Under the terms of the agreement, Alimera had the option to draw down an additional $2.5 million if it achieved $30.0 million in revenue for any trailing six-month period ending on or before November 30, 2020. The $2.5 million loan brings the total Alimera borrowings under the agreement to the maximum $45 million available.

As of March 31, 2020, Alimera had cash and cash equivalents of approximately $12.2 million, compared to $9.4 million in cash and cash equivalents as of December 31, 2019.

On April 23, 2020, Alimera announced that it received on April 22, 2020 approximately $1.8 million in support from the federal government under the Paycheck Protection Program.
Definition of Non-GAAP Financial Measure
For purposes of this press release, “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, losses on extinguishment of debt and severance expenses. Please refer to the sections of this press release entitled “Non-GAAP Financial Measure” and “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA.”

Conference Call to Be Held April 30, 2020
A live conference call will be hosted on April 30, 2020 at 9:00am eastern time by Rick Eiswirth, President and Chief Executive Officer, and Phil Jones, Chief Financial Officer, to discuss Alimera’s financial results. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: Thursday April 30, 2020 9:00 AM ET
Conference dial-in: 866-777-2509
International dial-in: 412-317-5413
Conference Call Name: Alimera Sciences (Nasdaq: ALIM) First Quarter 2020 Financial Results and Corporate Update Conference Call
Conference Call Pre-registration:
Participants can register for the conference by navigating to http://dpregister.com/10142450
Please note that registered participants will receive their dial in number upon registration and will dial directly into the call without delay.
Live Webcast URL: https://services.choruscall.com/links/alimera200430.html

A replay will be available on Alimera’s website, www.alimerasciences.com, under “Investor Relations” one hour following the live call.
Conference Call replay: US Toll Free: 1-877-344-7529
International Toll: 1-412-317-0088
Canada Toll Free: 855-669-9658
Replay Access Code: 10142450
End Date: May 14, 2020
About Alimera Sciences, Inc.
www.alimerasciences.com
Alimera is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people globally. For more information, please visit www.alimerasciences.com.

Non-GAAP Financial Measure
This press release contains a discussion of a non-GAAP financial measure, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA provides useful information to investors regarding Alimera’s operating performance. Alimera uses Adjusted EBITDA in the management of its business. Accordingly, Adjusted EBITDA for the three months March 31, 2020 has been presented in certain instances excluding items identified in the reconciliations provided in the table entitled “Reconciliation of GAAP Net Loss to non-GAAP Adjusted EBITDA.” GAAP net loss is the most directly comparable GAAP financial measure to Adjusted EBITDA.
Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies may calculate Adjusted EBITDA in an identical manner. Therefore, Adjusted EBITDA is not necessarily an accurate measure of comparison between companies.
The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure.
About ILUVIEN
ILUVIEN (fluocinolone acetonide intravitreal implant) 0.19 mg is a sustained release intravitreal implant, injected into the back of the eye. With its CONTINUOUS MICRODOSING™ technology, ILUVIEN is designed to release submicrogram levels of fluocinolone acetonide, a corticosteroid, for up to 36 months, to reduce the recurrence of disease, enabling patients to maintain vision longer with fewer injections. ILUVIEN is approved in the U.S., Canada, Kuwait, Lebanon and the U.A.E. to treat diabetic macular edema (DME) in patients who have been previously treated with a course of corticosteroids and did not have a clinically significant rise in intraocular pressure. In 17 European countries, ILUVIEN is indicated for the treatment of vision impairment associated with chronic DME considered insufficiently responsive to available therapies and for prevention of relapse in recurrent non-infectious uveitis affecting the posterior segment of the eye (NIPU). Alimera does not have the contractual right to pursue approval to treat uveitis in the U.S., and therefore does not have a regulatory license in the U.S. to treat NIPU. For important safety information on ILUVIEN, see https://iluvien.com/#isi

Forward Looking Statements
This press release contains, and the remarks by Alimera’s officers on the conference call may contain, “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s expectations regarding (a) the level of sales in this quarter, (b) the continuance of the current circumstances for patient visits with their physicians and the effects of those circumstances, (c) opportunities for the sale of ILUVIEN when patient visits resume at a more normal level, (d) Alimera’s modification of its operational activities and the effect of those modifications, and (e) Alimera’s intention retain its personnel to serve physicians when access is restored. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change them, and could cause actual results to differ materially from those projected in the forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to,

•
uncertainty about the impact of COVID on Alimera’s revenue, the duration of the pandemic, Alimera’s ability to manage its expenses and whether it can manage those expenses sufficiently to mitigate the loss of revenue;

•	other adverse effects of COVID-19 in the regions where Alimera has customers, employees and distributors;

•
the adverse effects of COVID-19 on sales of ILUVIEN resulting from (a) limitations on in-person access to physicians and (b) the unwillingness of patients, many of whom suffer from diabetic macular edema, to visit their physicians in person due to their fear of contracting COVID-19;

•	Alimera’s ability to retain its personnel, given the uncertain COVID-19 environment and the anticipated lower level of sales of ILUVIEN or other unexpected circumstances, and other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2019, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at http://www.sec.gov. Additional factors will also be described in those sections of Alimera’s Quarterly Report on Form 10-Q for the first quarter of 2020, to be filed with the SEC soon.
The forward-looking statements in this press release speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries:	For media inquiries:
Scott Gordon	Jules Abraham
for Alimera Sciences	for Alimera Sciences
scottg@coreir.com	julesa@coreir.com

# # #

ALIMERA SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2020	December 31, 2019
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$12,242	$9,426
Restricted cash	31	33
Accounts receivable, net	16,179	19,331
Prepaid expenses and other current assets	2,497	2,565
Inventory	1,196	1,390
Total current assets	32,145	32,745
NON-CURRENT ASSETS:
Property and equipment, net	867	940
Right of use assets, net	967	1,107
Intangible asset, net	14,299	14,783
Deferred tax asset	720	734
TOTAL ASSETS	$48,998	$50,309
CURRENT LIABILITIES:
Accounts payable	$5,833	$7,077
Accrued expenses	3,045	4,716
Finance lease obligations	243	255
Total current liabilities	9,121	12,048
NON-CURRENT LIABILITIES:
Note payable, net of discount	41,395	38,658
Finance lease obligations — less current portion	97	94
Other non-current liabilities	3,789	3,954
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Preferred stock:
Series A Convertible Preferred Stock	19,227	19,227
Series C Convertible Preferred Stock	11,117	11,117
Common stock	50	50
Additional paid-in capital	350,442	350,117
Common stock warrants	3,707	3,707
Accumulated deficit	(388,768)	(387,570)
Accumulated other comprehensive loss	(1,179)	(1,093)
TOTAL STOCKHOLDERS’ DEFICIT	(5,404)	(4,445)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$48,998	$50,309

ALIMERA SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
	(Unaudited)

NET REVENUE	$14,535	$12,890
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,927)	(1,600)
GROSS PROFIT	12,608	11,290

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	2,883	2,727
GENERAL AND ADMINISTRATIVE EXPENSES	3,181	3,393
SALES AND MARKETING EXPENSES	5,672	5,913
DEPRECIATION AND AMORTIZATION	654	652
OPERATING EXPENSES	12,390	12,685
NET INCOME (LOSS) FROM OPERATIONS	218	(1,395)

INTEREST EXPENSE AND OTHER	(1,292)	(1,228)
UNREALIZED FOREIGN CURRENCY LOSS, NET	(81)	(69)
NET LOSS BEFORE TAXES	(1,155)	(2,692)
PROVISION FOR TAXES	(43)	(71)
NET LOSS	$(1,198)	$(2,763)
NET LOSS PER SHARE — Basic and diluted	$(0.24)	$(0.59)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	4,980,722	4,716,054

ALIMERA SCIENCES, INC.
REPORTABLE SEGMENT INFORMATION
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(in thousands)

	Three Months Ended March 31, 2020				Three Months Ended March 31, 2019
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(In thousands)
NET REVENUE	$7,068	$7,467	$—	$14,535	$6,766	$6,124	$—	$12,890
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(759)	(1,168)	—	(1,927)	(685)	(915)	—	(1,600)
GROSS PROFIT	6,309	6,299	—	12,608	6,081	5,209	—	11,290

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	1,922	893	68	2,883	1,427	1,170	130	2,727
GENERAL AND ADMINISTRATIVE EXPENSES	1,973	936	272	3,181	1,933	988	472	3,393
SALES AND MARKETING EXPENSES	4,280	1,292	100	5,672	4,041	1,705	167	5,913
DEPRECIATION AND AMORTIZATION	—	—	654	654	—	—	652	652
OPERATING EXPENSES	8,175	3,121	1,094	12,390	7,401	3,863	1,421	12,685
SEGMENT (LOSS) INCOME FROM OPERATIONS	(1,866)	3,178	(1,094)	218	(1,320)	1,346	(1,421)	(1,395)
OTHER INCOME AND EXPENSES, NET	—	—	(1,373)	(1,373)	—	—	(1,297)	(1,297)
NET LOSS BEFORE TAXES				$(1,155)				$(2,692)

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended March 31,
	2020	2019
	(Unaudited)

GAAP NET LOSS	$(1,198)	$(2,763)
Adjustments to net loss:
Interest expense and other	1,292	1,228
Provision for taxes	43	71
Depreciation and amortization	654	652
Stock-based compensation expenses	440	770
Unrealized foreign currency exchange losses	81	69
NON-GAAP ADJUSTED EBITDA	$1,312	$27